Exhibit 10.35

Dustin Sjuts
Chief Commercial Officer, Aesthetics & Therapeutics
Revance Therapeutics Inc.
7555 Gateway Blvd.
Newark, CA 94560
USA
Tel. (510) 742-3400
Email: dsjuts@revance.com
January 8, 2020

By Email & Federal Express Next Business Day Delivery

Ning Yuan
General Manager
Strategic Product Development Center
Shanghai Fosun Pharmaceutical Industrial Development Co., Ltd.
Building A, 1289 Yishan Road
Minhang District, Shanghai 200233
P.R. China
Telephone: +86-186-2600-8198
Email: yuann@fousnpharma.com

Re: Letter Amendment To The License Agreement Effective December 4, 2018.

Dear Ning,

We refer to the License Agreement (“License Agreement”) effective December 4, 2018, by and between Revance Therapeutics, Inc. (“Revance”) and Shanghai Fosun Pharmaceutical Industrial Development Co., Ltd. (“Fosun”) (collectively, the “Parties”). This letter amendment to the License Agreement (“Letter Amendment”) sets forth and confirms the understanding between the Parties with respect to the timing of certain obligations under the License. Unless otherwise defined within this Letter Amendment, a capitalized term within this Letter Amendment shall have the same meaning given to the same capitalized term within the License Agreement.

The Parties hereby acknowledge and agree that, notwithstanding Sections 4.07 and 5.01 of the License Agreement, the Parties shall, unless otherwise agreed in writing, enter into the Pharmacovigilance Agreement, Supply Agreement, Quality Agreement, and agreements of similar nature that are mutually agreed as necessary or desirable (collective the “Supportive Agreements”) within six (6) months upon written notice by either Party to initiate discussion on Supportive Agreements.

In addition, Revance represents that it has no pending or issued Revance Trademarks in the Territory as of the date of this Letter Amendment. Therefore, the Parties further acknowledge and agree that, notwithstanding Section 2.06(b) of the License Agreement, the Parties shall execute a separate Trademark License Agreement based on the license granted by Revance to Fosun in Section 2.06(a) of the License Agreement, if necessary and at such time as the Parties mutually agree, with any such Trademark License Agreement to be filed with the appropriate governmental body in the Territory as necessary.

Lastly, Revance contact and contact information for Section 14.04 of the License Agreement is superseded and replaced with the following:

General Counsel
Revance Therapeutics Inc.
7555 Gateway Blvd.
Newark, California 94560
USA
Tel. (510) 742-3400
Email: GeneralCounsel@revance.com

With a copy to:

Portia Ku, Esq.
O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025
USA
Telephone: (650) 473-2600
Email: pku@omm.com

To the extent that any conflicts exist between the License Agreement and this Letter Amendment, the provisions in this Letter Amendment shall take precedence and prevail.

This Letter Amendment, together with the License Agreement, constitutes and contains the entire understanding and agreement of the Parties respecting the subject matter hereof and supersedes any and all prior and contemporaneous negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter. For clarity, except as amended and expressly provided otherwise in this Letter Amendment, the License Agreement shall remain in full force and effect.

This Letter Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document. The Parties agree that the electronic signature, whether digital or encrypted, of this Letter Amendment shall have the same force and effect as a manual signature. Additionally, delivery of a copy of this Letter Amendment bearing an original or electronic signature by facsimile transmission, by electronic mail with a portable document format (.pdf) document attached, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same binding legal effect as physical delivery of the paper document bearing an original or electronic signature.

Please confirm and acknowledge your agreement with the terms of this Letter Amendment by signing this Letter Amendment in the space indicated below and promptly return: (i) one (1) fully executed original to me at the address provided above, and (ii) also email me a copy of the fully executed Letter Amendment at the email address identified above. This Letter Amendment shall be effective as of the latter of the two dates identified in the signatory lines below.

Sincerely,

Signature: /s/ Dustin Sjuts

Dustin Sjuts
ACCEPTED AND TO BY SHANGHAI FOSUN
Chief Commercial Officer, Aesthetics & Therapeutics	PHARMACEUTICAL INDUSTRIAL DEVELOPMENT CO., LTD.

Revance Therapeutics, Inc.	Signature: /s/ Ning Yuan

Date: 2/9/20	Ning Yuan

General Manager
Shanghai Fosun Pharmaceutical Industrial Development Co., Ltd.

Date: 2/15/20